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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 18, 1997 (except Note 12, as to which the date is October 31, 1997) in the Registration Statement (Form S-1, No. 333- ) and related Prospectus of U.S. Vision, Inc. for the registration of 4,600,000 shares of its common stock.

                                                       Ernst & Young LLP

Philadelphia, Pennsylvania

The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 12 to the financial statements.

                                                       /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 15, 1997